Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of April 22, 2019

among

NEWMONT GOLDCORP CORPORATION,

NEWMONT USA LIMITED,

as Subsidiary Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

3.625% NOTES DUE 2021

3.700% NOTES DUE 2023

5.450% NOTES DUE 2044

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	Section 7.09
	(a)(2)	Section 7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	Section 7.09
	(b)	Section 7.09
	(c)	N.A.
311	(a)	Section 7.13
	(b)	Section 7.13
	(c)	N.A.
312	(a)	Section 2.04
	(b)	Section 12.03
	(c)	Section 12.03
313	(a)	Section 7.16
	(b)(1)	N.A.
	(b)(2)	Section 7.16; Section 7.07
	(c)	Section 7.16; Section 12.02
	(d)	Section 7.16
314	(a)	Section 4.12; Section 12.02; Section 12.05
	(b)	N.A.
	(c)(1)	Section 12.04
	(c)(2)	Section 12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	Section 12.05
	(f)	N.A.
315	(a)	Section 7.01
	(b)	Section 7.02; Section 12.02
	(c)	Section 7.01
	(d)	Section 7.01
	(e)	Section 6.14
316	(a)(last sentence)	Section 1.01
	(a)(1)(A)	Section 6.12
	(a)(1)(B)	Section 6.13
	(a)(2)	N.A.
	(b)	Section 6.08
	(c)	Section 2.09
317	(a)(1)	Section 6.05
	(a)(2)	Section 6.04
	(b)	Section 2.04
318	(a)	Section 12.01
	(b)	N.A.
	(c)	Section 12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of this Indenture.

ARTICLE 9 SUPPLEMENTAL INDENTURES		49

Section 9.01	Supplemental Indentures Without Consent of Holders	49
Section 9.02	Supplemental Indentures With Consent of Holders	50
Section 9.03	Execution of Supplemental Indentures	51
Section 9.04	Effect of Supplemental Indentures	51
Section 9.05	Conformity with Trust Indenture Act	51
Section 9.06	Reference in Notes to Supplemental Indentures	51

ARTICLE 10 SUBSIDIARY GUARANTEE		52

Section 10.01	Subsidiary Guarantee	52
Section 10.02	Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation or Sale of All or Substantially All Assets of the Subsidiary Guarantor; Termination on Conversion	53
Section 10.03	Release of the Subsidiary Guarantee	54
Section 10.04	Waiver of Subrogation	55

ARTICLE 11 SATISFACTION AND DISCHARGE		55

Section 11.01	Satisfaction and Discharge	55
Section 11.02	Application of Trust Money	56

ARTICLE 12 MISCELLANEOUS		56

Section 12.01	Trust Indenture Act Controls	56
Section 12.02	Notices	57
Section 12.03	Communication by Holders with Other Holders	58
Section 12.04	Certificate and Opinion as to Conditions Precedent	58
Section 12.05	Statements Required in Certificate or Opinion	59
Section 12.06	Form of Documents Delivered to the Trustee	59
Section 12.07	Rules by Trustee and Agents	60
Section 12.08	No Personal Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders	60
Section 12.09	Governing Law	60
Section 12.10	Waiver of Jury Trial	60
Section 12.11	Force Majeure	60
Section 12.12	Successors and Assigns	60
Section 12.13	Benefits of Indenture	61
Section 12.14	Withholding; Offset	61
Section 12.15	Holder Documentation	61
Section 12.16	Severability	61
Section 12.17	Counterpart Originals	61
Section 12.18	Table of Contents, Headings, etc.	61
Section 12.19	U.S.A. PATRIOT Act	61
Section 12.20	Payments Due on Non-Business Days	62
Section 12.21	Foreign Account Tax Compliance Act	62

Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes
Exhibit A	Form of 3.625% Notes due 2021
Exhibit B	Form of 3.700% Notes due 2023
Exhibit C	Form of 5.450% Notes due 2044

INDENTURE, dated as of April 22, 2019 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among NEWMONT GOLDCORP CORPORATION, a Delaware corporation, as issuer (the “Company”), NEWMONT USA LIMITED, a Delaware corporation, as guarantor (the “Subsidiary Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $472,434,000 aggregate principal amount of 3.625% Notes due 2021 (the “2021 Notes”), (ii) $810,243,000 aggregate principal amount of 3.700% Notes due 2023 (the “2023 Notes”) and (iii) $443,639,000 aggregate principal amount of 5.450% Notes due 2044 (the “2044 Notes” and, together with the 2021 Notes and the 2023 Notes, the “Initial Notes,” and each referred to herein as a “series”);

WHEREAS, the Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make (i) the Initial Notes, when executed and duly issued by the Company and authenticated and delivered by the Trustee hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company and the Subsidiary Guarantor have been done.

NOW, THEREFORE, the Company, the Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“2021 Notes” has the meaning ascribed to such term in the recitals to this Indenture.

“2023 Notes” has the meaning ascribed to such term in the recitals to this Indenture.

“2044 Notes” has the meaning ascribed to such term in the recitals to this Indenture.

“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner or maintain the effectiveness of the Exchange Offer and/or the Shelf Registration Statement as set forth in the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and the Exchange Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

“Agent” means any Registrar or Paying Agent.

“Attributable Debt” means, with respect to any lease under which the Company is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by the Company under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease (as determined by any two of the following: the chair of the Board of Directors, the president, the chief executive officer, any executive vice president, any senior vice president, the treasurer, the controller or the secretary of the Company) compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.14 to act on behalf of the Trustee to authenticate Notes of one or more series.

“Bankruptcy Law” means the Bankruptcy Reform Act of 1978, as amended, and as codified as 11 U.S.C. Section 101 et seq., or any similar federal or state law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a meaning correlative to the foregoing.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the secretary or the assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(2)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a Subsidiary of the Company) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than by number of shares;

(3)                                 the Company consolidates with, or merges with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)                                 the first day on which the majority of the members of the Board of Directors are not Continuing Directors; or

(5)                                 the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Payment” means, with respect to Notes tendered for repurchase pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase.

“Change of Control Repurchase Event” means, with respect to a Change of Control and provided the Notes carry an Investment Grade Rating from both Rating Agencies immediately prior to the first public announcement of the occurrence of the Change of Control or of the intention of the Company to effect the Change of Control, the Notes are rated below an Investment Grade Rating by both Rating Agencies on any date within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of the occurrence of the Change of Control and the first public announcement of the intention to effect the Change of Control; provided that a Change of Control Repurchase Event shall be deemed not to have occurred if (i) a Rating Agency that has reduced its rating of the Notes below an Investment Grade Rating during that period does not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised or arising as a result of the applicable Change of Control (regardless of whether that Change of Control shall then have occurred) or (ii) a rating of the Notes by one of the Rating Agencies is within that period subsequently upgraded to an Investment Grade Rating. For greater certainty, a Change of Control Repurchase Event will be deemed not to have occurred in connection with any particular Change of Control unless and until that Change of Control has actually been consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the preamble to this Indenture or any successor Person that shall have become such pursuant to ARTICLE 5.

“Company Request” means a written request or order signed in the name of the Company by the chair of the Board of Directors, the president, the chief executive officer, the chief financial officer or any vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than three (3) of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (iii) if only one (1) Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and capital lease obligations) and (ii) all goodwill, in the case of each of the clauses (i) and (ii) above, as shown in the most recent consolidated balance sheet of the Company and its Subsidiaries computed in accordance with generally accepted accounting principles.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(1)                                 was a member of the Board of Directors on the Issue Date; or

(2)                                 was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02(b) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Global Notes of any series, the Person specified in Section 2.03 as the Depositary with respect to the Global Notes, or any successor thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means notes issued in the Exchange Offer in exchange for the Notes of each series pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning ascribed to such term in the Registration Rights Agreement.

“Existing Goldcorp Notes” means Goldcorp Inc.’s (i) 3.625% Notes due 2021, (ii) 3.700% Notes due 2023 and (iii) 5.450% Notes due 2044.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve (12) months from the date as of which the amount thereof is to be determined or having a maturity of less than twelve (12) months but by its terms being renewable or extendable beyond twelve (12) months from such date at the option of the borrower.

“Global Note” means a Note that evidences all or part of the Notes of any series and bears the Global Notes Legend.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time, including, for all purposes of this Indenture and any supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Independent Investment Banker” means Citigroup Global Markets Inc. or J.P. Morgan Securities LLC or their respective successors or, if all of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Initial Notes” has the meaning ascribed to such term in the recitals to this Indenture.

“Interest Payment Date” means, with respect to the 2021 Notes and the 2044 Notes, June 9 and December 9 of each year to the Stated Maturity of such series of the Notes and, with respect to the 2023 Notes, March 15 and September 15 of each year to the Stated Maturity of such series of the Notes.

“Investment Grade Rating” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and (iii) the equivalent Investment Grade Rating from any additional Rating Agency or Rating Agencies selected by the Company as a replacement Rating Agency or replacement Rating Agencies.

“Investment Company Act” means the Investment Company Act of 1939, as amended.

“Issue Date” means April 22, 2019.

“Material Indebtedness” means indebtedness (other than indebtedness under the Notes) of any one or both of the Company and the Subsidiary Guarantor in an aggregate principal amount exceeding $75,000,000.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture, any Exchange Notes and Notes to be issued or authenticated upon transfer, replacement or exchange of the Notes.

“Officer” means the chair of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the secretary of the Company. The term Officer when used with respect to the Subsidiary Guarantor has a meaning correlative to the foregoing.

“Officers’ Certificate” means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an assistant treasurer or an assistant secretary of the Company or the Subsidiary Guarantor, as applicable, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 4.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all of the Notes theretofore authenticated and delivered under this Indenture, except:

(1)                                 Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                                 Notes as to which Defeasance has been effected pursuant to Section 8.02; and

(4)                                 Notes which have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes with respect to which the Trustee has received written notice as being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Notes of any series, means the place or places where the principal of, and any premium and interest on, the Notes of that series are payable.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for the purposes of this definition, any Note authenticated and delivered pursuant to Section 2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Principal Property” means any mine, together with any fixtures comprising a part thereof, and any plant or other facility, together with any land upon which such plant or other facility is erected and fixtures comprising a part thereof, used primarily for mining or processing, in each case, located in the United States and the net book value of which on the date as of which the determination is being made exceeds 5% of Consolidated Net Tangible Assets; provided that “Principal Property” shall not include (i) any mine, plant or facility which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (ii) any portion of a particular mine, plant or facility which, in the opinion of the Company is not of material importance to the use or operation of such mine, plant or facility.

“Rating Agency” means each of Moody’s and S&P; provided that, if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the Company may select (as certified by a resolution of the Board of Directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means, with respect to the 2021 Notes and the 2044 Notes, May 25 or November 25 (whether or not a Business Day) next preceding such Interest Payment Date and, with respect to the 2023 Notes, March 1 and September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date,” when used with respect to any Note of any series to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note of any series to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. or J.P. Morgan Securities LLC (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that, if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantor, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, if applicable.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States and (ii) which owns a Principal Property; provided that “Restricted Subsidiary” shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” means any arrangement with any third party lender or investor pursuant to which the Company or any Restricted Subsidiary will lease for a period, including renewals, in excess of three (3) years, any Principal Property if the Company or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than two-hundred-seventy (270) days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to such third party lender or investor or to any person to whom funds have been or will be advanced by such third party lender or investor on the security of the Principal Property.

“SEC” means the U.S. Securities and Exchange Commission or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” has the meaning ascribed to such term in the Registration Rights Agreement.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable, but shall not include any contingent obligations to repay or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of the Company means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

“Subsidiary Guarantee” means the guarantee by the Subsidiary Guarantor of the Obligations pursuant to ARTICLE 10.

“Subsidiary Guarantor” means Newmont USA Limited; provided, however, that, upon the release and discharge of Newmont USA Limited from the Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be the Subsidiary Guarantor.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor Trustee replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor Trustee serving hereunder.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Act”	Section 1.05(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Law”	Section 12.21
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Change of Control Offer”	Section 4.11(a)
“Change of Control Payment Date”	Section 4.11(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	Section 8.03
“Debt”	Section 4.08
“Defaulted Interest”	Section 2.09
“Defeasance”	Section 8.02
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	Section 6.01
“Expiration Date”	Section 1.05(i)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Mortgages”	Section 4.08
“Note Register”	Section 2.03(a)
“Obligations”	Section 10.01
“Paying Agent”	Section 2.03(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	Section 2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A

Term	Defined in Section
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“series”	Recitals
“Special Record Date”	Section 2.09(a)
“U.S. Government Obligation”	Section 8.04(1)
“U.S. person”	1.1(a) of Appendix A
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03                             Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in Section 1.01 or 1.02 have the meanings ascribed to such terms therein, and all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings ascribed to such terms therein;

(2)                                 all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause” or “Exhibit” refers to an Appendix, Article, Section, clause or Exhibit, as the case may be, of this Indenture;

(6)                                 the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(7)                                 “including” means including without limitation;

(8)                                 references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)                                 unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments of, and supplements and other modifications to, such agreements or instruments, but only to the extent such amendments, supplements and other modifications are not expressly prohibited by the terms of this Indenture;

(10)                          references to any Person mean, as applicable, such Person or such Person’s successors and assigns, and a reference to any Person in a particular capacity only refers to such Person in such capacity; and

(11)                          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it determines in its sole discretion.

Section 1.04                             Incorporation by Reference of the Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in, and is made a part of, this Indenture.

The following terms defined by the Trust Indenture Act and used in this Indenture have the meanings set forth below:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantee means the Company and the Subsidiary Guarantor, respectively, or any successor obligor on the Notes and the Subsidiary Guarantee, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by the SEC rule under the Trust Indenture Act have the meanings so ascribed to them.

Section 1.05                             Acts of Holders; Record Dates.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Subsidiary Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Subsidiary Guarantor, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved (i) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (ii) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted to be taken by the Trustee, the Company or the Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken, or to vote on or consent to any action authorized or permitted to be taken by Holders of the Notes of such series; provided that the Company may not set a record date for, and the provisions of this clause (e) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such consent or vote, prior to such consent or vote, any such record date shall be the later of thirty (30) days prior to the first solicitation of such action, consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If any record date is set pursuant to this clause (e), the Holders of Outstanding Notes of such series on such record date, and no other Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date. Nothing in this clause (e) shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this clause (e) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this clause (e) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this clause (e), the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes of the relevant series in the manner set forth in Section 12.02.

(f)                                   The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to join in the giving or making of (i) any notice of default under Section 6.01(3), (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07(b) or (iv) any direction referred to in Section 6.12, in each case, with respect to the Notes of such series. If any record date is set pursuant to this clause (f), the Holders of Outstanding Notes of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date. Nothing in this clause (f) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this clause (f) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this clause (f) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this clause (f), the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes of the relevant series in the manner set forth in Section 12.02.

(g)                                  Without limiting the generality of the foregoing, a Holder entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this clause (g) shall have the same effect as if given or taken by separate Holders of each such different parts.

(h)                                 Without limiting the generality of the foregoing, a Holder, including the Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)                                     With respect to any record date set pursuant to this Section 1.05, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Notes of the relevant series in the manner set forth in Section 12.02, on or prior to the existing Expiration Date. If the Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (i).

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating; Terms.

Provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The 2021 Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, the 2023 Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto and the 2044 Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit C hereto, each of which is hereby incorporated in and expressly made a part of this Indenture, or in such other form as shall be established by or pursuant to the Board Resolution. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or the Subsidiary Guarantor is subject, if any, or usage; provided that any such notation, legend or endorsement shall be in a form acceptable to the Company. Each Note shall be dated the date of its authentication. The Notes of each series shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.11 and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, in whole or in part, other than as provided in ARTICLE 3.

The Company may, without the consent of the then existing Holders of the Notes of a series, “re-open” the series and issue Additional Notes in an unlimited amount, which Additional Notes will have the same terms as the Initial Notes or the Exchange Notes, as the case may be, of the same series except for the issue price, issue date and, in certain circumstances, the first interest payment date and the first date from which interest will accrue; provided that, if any Additional Notes of a series are not fungible with the Initial Notes or the Exchange Notes, as the case may be, of the same series for United States federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number from the applicable series of the Initial Notes or the Exchange Notes, as the case may be.

Section 2.02                             Execution and Authentication.

(a)                                 At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)                                 A Note of any series shall not be entitled to any benefit under this Indenture or be valid or binding obligation for any purpose until authenticated substantially in the form of Exhibit A, Exhibit B or Exhibit C, as applicable, attached hereto by the manual signature of an authorized signatory of the Trustee or by the Authenticating Agent, as the case may be. Such signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)                                  On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes and Exchange Notes in an aggregate principal amount specified in such Authentication Order with respect to such Additional Notes or Exchange Notes issued hereunder.

Section 2.03                             Registrar and Paying Agent.

(a)                                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and at least one office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Registrar or Paying Agent without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar or Paying Agent.

(b)                                 The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Registrar and Paying Agent for the Notes and to act as custodian with respect to the Global Notes.

Section 2.04                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(b) of the Trust Indenture Act. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act. Every Holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 2.05                             Transfer and Exchange.

(a)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(b)                                 Subject to the terms of this Indenture and the restrictions on transfer and exchange applicable to Notes, the Notes may be presented for exchange as provided herein or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.07, Section 3.07 and Section 9.06). Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Trustee to act as Registrar. The Company may at any time designate a transfer agent or rescind the designation of a transfer agent or approve a change in the office through which any transfer agent acts; provided that the Company will be required to maintain the Registrar or a transfer agent, as the case may be, in the Place of Payment for each series of the Notes.

(c)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(d)                                 Neither the Company nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.04 and ending at the close of business on the day of such selection, (ii) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (iii) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(e)                                  Prior to due presentment for the registration of a transfer of any Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Note is registered as the owner thereof (whether or not such Note may be overdue) for the purpose of making payments on such Note and for all other purposes.

(f)                                   At the option of the Holder, subject to the terms of this Indenture and the restrictions on transfer and exchange applicable to Notes, the Notes of each series may be transferred to designated transferee or transferees or exchanged for other Notes of the same series of any authorized denomination and of a like tenor and aggregate principal amount. Whenever any Notes are so surrendered for transfer or exchange at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate, one or more replacement Notes in accordance with the provisions of Appendix A.

Section 2.06                             Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any series issued pursuant to this Section 2.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of such series duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07                             Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial owners, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders or beneficial owners, respectively, of Notes under this Indenture.

Section 2.08                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to any record retention requirements of the Exchange Act). Certification of the disposition of all cancelled Notes shall, upon Company’s request, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.09                             Defaulted Interest.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular Record Date for such interest.

Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, in each case, as provided in clause (a) or (b) below:

(a)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes of such series in the manner set forth in Section 12.02, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so transmitted, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                                 The Company may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Subject to the foregoing provisions of this Section 2.09, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid and to accrue interest, which were carried by such other Note.

Section 2.10                             Computation of Interest.

Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.11                             CUSIP and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use); provided, however, that neither the Company nor the Trustee makes any representation as to the correctness of CUSIP or ISIN numbers as printed on any Note or any notice to Holders, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes. No notice or exchange shall be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01                             Optional Redemption.

(a)                                 Except as provided in this ARTICLE 3, the Notes shall not be redeemable at the Company’s option.

(b)                                 The Notes may be redeemed, in whole or in part, at the Company’s option at any time or from time to time. Prior to (i) April 9, 2021 (two (2) months prior to the maturity date of the 2021 Notes) in the case of the 2021 Notes, (ii) December 15, 2022 (three (3) months prior to the maturity date of the 2023 Notes) in the case of the 2023 Notes and (iii) December 9, 2043 (six (6) months prior to the maturity date of the 2044 Notes) in the case of the 2044 Notes, the Notes of each series will be redeemable at a Redemption Price calculated by the Company equal to the greater of the following amounts:

(1)                                 100% of the principal amount of the Notes of such series being redeemed on the applicable Redemption Date; or

(2)                                 the sum of the present values of the remaining scheduled payments of principal of, and interest on, the Notes of such series being redeemed on such Redemption Date (not including any portion of any payments of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 25 basis points for each of the 2021 Notes and the 2023 Notes or 35 basis points for the 2044 Notes, plus, in each case, accrued and unpaid interest, if any, on the Notes of such series to (but not including) such Redemption Date.

At any time on or after April 9, 2021 (two (2) months prior to the maturity date of the 2021 Notes), the 2021 Notes will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, at a Redemption Price calculated by the Company equal to 100% of the principal amount of the 2021 Notes to be redeemed plus accrued and unpaid interest, if any, on the 2021 Notes to (but not including) the Redemption Date. At any time on or after December 15, 2022 (three (3) months prior to the maturity date of the 2023 Notes), the 2023 Notes will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, at a Redemption Price calculated by the Company equal to 100% of the principal amount of the 2023 Notes to be redeemed plus accrued and unpaid interest, if any, on the 2023 Notes to (but not including) the Redemption Date. At any time on or after December 9, 2043 (six (6) months prior to the maturity date of the 2044 Notes), the 2044 Notes will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, at a Redemption Price calculated by the Company equal to 100% of the principal amount of 2044 Notes to be redeemed plus accrued and unpaid interest, if any, on the 2044 Notes to (but not including) the Redemption Date.

Section 3.02                             Redemption Procedures.

In the case of Definitive Notes, a new Definitive Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Definitive Note. In the case of Global Notes, the outstanding principal amount of the Global Note representing the Notes will be reduced by book-entry. Notes called for redemption shall become due on the Redemption Date. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption (unless there is a default in the payment thereof). On or before the Redemption Date, the Company will deposit with the Paying Agent or the Trustee money sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, on, the Notes to be redeemed on such Redemption Date.

Section 3.03                             Notice of Redemption.

(a)                                 At the Company’s written request made at least ten (10) days prior to the date the notice of redemption is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

(b)                                 Notices of redemption shall be mailed by first class mail or, with respect to Global Notes, delivered by electronic transmission in accordance with the Applicable Procedures at least thirty (30) but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

(c)                                  Any notice to Holders of Notes of any redemption will include the appropriate calculation of the Redemption Price, but does not need to include the Redemption Price itself. The actual Redemption Price, calculated as described above, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date.

(d)                                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed or, with respect to Global Notes, delivered by electronic transmission in accordance with the Applicable Procedures not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Notes to be redeemed at the address of such Holder appearing in the Note Register. All notices of redemption shall include the CUSIP number and shall state:

(i)                                     the Redemption Date;

(ii)                                  subject to clause (c) above, the Redemption Price;

(iii)                               if less than all of the Outstanding Notes of any series are to be redeemed, the principal amount of the Outstanding Notes of such series to be redeemed;

(iv)                              that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the Redemption Date;

(v)                                 if applicable, any conditions precedent to such notice of redemption; and

(vi)                              the Place(s) of Payment where each such Note is to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and, except as provided for in the immediately following sentence, shall be irrevocable. Any such notice of redemption may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04                             Selection of Notes to Be Redeemed.

If less than all the Notes of any series are to be redeemed, the particular Notes to be redeemed shall be selected, in the case of Global Notes, in accordance with the Applicable Procedures or, in the case of Definitive Notes, by the Trustee by such method as the Trustee shall deem fair and appropriate from the Outstanding Notes of such series not previously called for redemption; provided that the unredeemed portion of the principal amount of any Note shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 3.05                             Deposit of the Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest, if any, on all of the Notes which are to be redeemed on such Redemption Date.

Section 3.06                             Notes Payable on the Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with the notice of redemption, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that, installments of interest on the Notes that are due and payable on the Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders of such Notes (or Predecessor Notes) as of the close of business on the relevant Record Date according to the Notes and this Indenture.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 3.07                             Notes Redeemed in Part.

Any Note represented by a Definitive Note which is to be redeemed only in part shall be surrendered at the Place(s) of Payment therefor (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

Section 3.08                             Mandatory Redemption.

The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay the principal of, and any premium and interest on, the Notes of that series in accordance with the terms of the Notes and this Indenture.

Section 4.02                             Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Notes an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03                             Money for Payments on Notes to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, prior to 10:00 a.m. (local time at the Place of Payment) on or before each due date of the principal of, or any premium or interest on, any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of, or any premium or interest on, any Notes of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment in respect of the Notes of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or any premium or interest on, any Note of any series and remaining unclaimed for two (2) years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.04                             Statement by Officers as to Default.

The Company will deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.05                             Existence.

Subject to ARTICLE 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.06                             Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.07                             Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08                             Limitation on Liens.

The Company will not itself, and will not permit any of its Restricted Subsidiaries, to incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by pledge of, or mortgage, deed of trust or other lien on, any Principal Property owned by the Company or any Restricted Subsidiary, or any shares of stock or other ownership interests or Debt of any Restricted Subsidiary held by the Company or any Restricted Subsidiary (collectively, “Mortgages”), without effectively providing that the Notes of all series (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt which would otherwise be prohibited, plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions which would otherwise be prohibited by Section 4.09 would not exceed the sum of 10% of Consolidated Net Tangible Assets; provided, that this Section 4.08 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 4.08, Debt secured by:

(1)                                 Mortgages on property of, or on any shares of stock or other ownership interests or Debt of, any corporation or any other entity existing at the time such corporation or entity becomes a Restricted Subsidiary;

(2)                                 Mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(3)                                 Mortgages for taxes, assessments or governmental charges or levies (i) that are not then due and delinquent or (ii) the validity of which is being contested in good faith by appropriate proceedings;

(4)                                 Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other like Mortgages, or deposits to obtain the release of these Mortgages;

(5)                                 Mortgages arising under an order of attachment or restraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith;

(6)                                 Mortgages (i) to secure public or statutory obligations, (ii) to secure payment of workmen’s compensation, (iii) to secure performance in connection with tenders, leases of real property, bids or contracts or (iv) to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes;

(7)                                 Mortgages in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(8)                                 Mortgages on property (including any lease which should be capitalized on the lessee’s balance sheet in accordance with generally accepted accounting principles), shares of stock or other ownership interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation or through purchase or transfer of the properties of a corporation or any other entity as an entirety or substantially as an entirety) or to secure the payment of all or any part of the purchase price or construction cost or improvement cost thereof or to secure any Debt incurred prior to, at the time of or within one (1) year after the acquisition of such property or shares or other ownership interests or Debt or the completion of any such construction (including any improvements on an existing property) or the commencement of commercial operation of such property, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(9)                                 Mortgages existing as of the Issue Date; and

(10)                          any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) through (9), inclusive; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased;

provided, further, that these restrictions shall not apply to (i) any gold-based loan or forward sale arrangement and (ii) any Mortgage upon property owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest to secure the Company’s or a Restricted Subsidiary’s proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of such owned or leased property and any such loan, arrangement or payment referred to in clauses (i) and (ii) of this proviso shall not be deemed to constitute secured Debt and shall not be included in any computation under these restrictions.

Section 4.09                             Limitation on Sale and Leaseback Transactions.

The Company will not itself, and will not permit any of its Restricted Subsidiaries, to enter into a Sale and Leaseback Transaction, unless either:

(1)                                 the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of all series pursuant to Section 4.08; or

(2)                                 the Company, within one-hundred-eighty (180) days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the Sale and Leaseback Transaction or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into the Sale and Leaseback Transaction (as determined by any two of the following: the chair of the Board of Directors, the president, the chief executive officer, any executive vice president, any senior vice president, the treasurer, the controller or the secretary of the Company) to:

(i)                                     the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) having a value at least equal to the net proceeds of such sale; or

(ii)                                  the retirement of Funded Debt of the Company or any Restricted Subsidiary; provided, that the amount required to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Notes of any series delivered within one-hundred-eighty (180) days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than the Notes of any series, voluntarily retired by the Company within one-hundred-eighty (180) days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Section 4.10                             Waiver of Certain Covenants.

Subject to Section 9.02, the Company may, with respect to the Notes of any series, omit in any particular instance to comply with any term, provision or condition set forth in this Indenture if, before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 4.11                             Offer to Repurchase Upon Change of Control Repurchase Event.

(a)                                 If a Change of Control Repurchase Event occurs in respect of the Notes, unless all of the Notes have been called for redemption, the Company will be required to make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to the Change of Control Payment.

Within thirty (30) days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the proposed Change of Control, the Company will transmit, or cause to be transmitted, a notice to the Trustee and each Holder, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes (the “Change of Control Offer”) on the payment date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is transmitted, other than as may be required by law. The notice shall, if transmitted prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the notice and shall also specify:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment;

(2)                                 the Change of Control Payment and the Change of Control Payment Date;

(3)                                 the CUSIP numbers for the Notes;

(4)                                 that any Note not tendered will continue to accrue interest;

(5)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(6)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;

(7)                                 that Holders will be entitled to withdraw their election referred to in clause (6) above if the Paying Agent receives, not later than the close of business on the second (2nd) Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes surrendered for purchase and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(8)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 Holders of Notes electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date.

(c)                                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the Change of Control Repurchase Event provisions of this Indenture, the Company will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of this Indenture by virtue of such conflict.

(d)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all of the Notes or portions of the Notes validly tendered (and not validly withdrawn) pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all of the Notes or portions of the Notes validly tendered (and not validly withdrawn); and

(3)                                 deliver or cause to be delivered to the Trustee the Notes accepted for repurchase pursuant to the Change of Control Offer, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company.

(e)                                  The Paying Agent will promptly transmit to each Holder of Notes validly tendered (and not validly withdrawn) the Change of Control Payment for the Notes (or make payment through the Depositary), and the Trustee will promptly authenticate and cause to be transferred by book-entry to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

(f)                                   The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company, and such third party purchases all Notes validly tendered (and not validly withdrawn) pursuant to its Change of Control Offer.

(g)                                  The Trustee shall not be deemed to have notice of any Change of Control or Change of Control Repurchase Event until the Trustee has received written notice thereof from the Company and, in the absence of receipt of such notice, the Trustee may conclusively assume that no Change of Control or Change of Control Repurchase Event has occurred. The Trustee shall have no obligation or duty (i) to monitor, determine or inquire as to the rating of the Notes by any Rating Agency, including, without limitation, as to whether the Notes carry an Investment Grade Rating from any Rating Agency or as to whether any Rating Agency has at any time or during any period of time reduced or upgraded its rating of the Notes below or above an Investment Grade Rating or (ii) unless otherwise requested in writing by the Company, to provide notice of or disseminate to any Person, including without limitation, any Holder, any information received from a Rating Agency pursuant to clause (i) of the proviso of the definition of Change of Control Repurchase Event.

Section 4.12                             Reports by Company.

(a)                                 The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within thirty (30) calendar days after the same is so required to be filed with the SEC. To the extent the Company has filed such information with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, or any successor system employed by the SEC, the Company shall be deemed to have complied with this Section 4.12. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.

(b)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 5

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01                             Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)                                 in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and any premium and interest on, all of the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)                                 immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)                                 if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this ARTICLE 5 and that all conditions precedent provided herein relating to such transaction have been complied with.

In the case of a Subsidiary of the Company that merges with and into the Company, the Company will not be required to comply with clause (2) or clause (4) of this Section 5.01.

Section 5.02                             Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such successor Person had been named as the Company herein or therein and, thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement.

ARTICLE 6

REMEDIES

Section 6.01                             Events of Default.

“Event of Default,” wherever used herein with respect to the Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 default in the payment of the principal of, or any premium on, the Notes of such series at its Maturity;

(2)                                 default in the payment of any interest upon the Notes of such series when it becomes due and payable, and continuance of such default for a period of thirty (30) days;

(3)                                 default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Notes other than such series), and continuance of such default or breach for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)                                 default by the Company or the Subsidiary Guarantor with respect to any Material Indebtedness, whether such Material Indebtedness now exists or shall hereafter be created, (i) resulting in such Material Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable or (ii) constituting a failure to pay the principal of any such Material Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; provided, that any Event of Default under either of the foregoing clauses (i) and (ii) shall be deemed cured and not to be continuing upon the payment of such indebtedness or the rescission or annulment of any acceleration of such indebtedness;

(5)                                 commencement by the Company or the Subsidiary Guarantor of a voluntary case under any applicable Bankruptcy Law, or the consent to the entry of an order for relief in an involuntary case under any Bankruptcy Law, or the consent to the appointment or taking possession by a Custodian of the Company or the Subsidiary Guarantor, respectively, or for all or substantially all of their respective properties, or the making of any general assignment for the benefit of creditors;

(6)                                 entry of a decree or order for relief in respect of the Company or the Subsidiary Guarantor by a court of competent jurisdiction in an involuntary case under any applicable Bankruptcy Law, or the appointment of a Custodian of the Company or the Subsidiary Guarantor, respectively, or for all or substantially all of their respective properties, or the ordering of the winding up or liquidation of their respective affairs, and such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days; or

(7)                                 except as permitted by this Indenture, (i) the Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) the Subsidiary Guarantor shall deny or disaffirm the Obligations under the Subsidiary Guarantee.

Section 6.02                             Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 6.01(5) or Section 6.01(6)) with respect to Notes of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of that series may declare the principal amount of all the Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 6.01(5) or Section 6.01(6) with respect to Notes of any series at the time Outstanding occurs, the principal amount of all the Notes of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this ARTICLE 6 provided, the Holders of a majority in principal amount of the Outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay:

(1)                                 all overdue interest on all Notes of that series;

(2)                                 the principal of (and premium, if any, on) any Notes of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes;

(3)                                 to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes; and

(4)                                 all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                                 all Events of Default with respect to Notes of that series, other than the non-payment of the principal of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03                             Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of thirty (30) days; or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04                             Trustee May File Proofs of Claim.

In case of any judicial proceeding relating to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.05                             Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06                             Application of Money Collected.

Any money collected by the Trustee pursuant to this ARTICLE 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07; and

SECOND: To the payment of the amounts then due and unpaid for principal of, and any premium and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

Section 6.07                             Limitation on Suits.

No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of any Custodian, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

(b)                                 the Holders of not less than 25% in principal amount of the Outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee has failed to institute any such proceeding for sixty (60) days after its receipt of such notice, request and offer of indemnity; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 6.08                             Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.09) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                             Control by Holders.

The Holders of a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided that:

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture; and

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may also refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.13                             Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(a)                                 in the payment of the principal of, or any premium or interest on, any Note of such series; or

(b)                                 in respect of a covenant or provision hereof which under ARTICLE 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.14                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it in its capacity as the Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses (whether incurred before trial, at trial, on appeal or in any bankruptcy or arbitration or other administrative proceeding), against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 6.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 6.15                             Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01                             Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this Section 7.01(c) shall not be construed to limit the effect of Section 7.01(a);

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series, determined as provided in Section 1.01, Section 1.05 and Section 6.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless the Trustee shall have received adequate security or indemnity in its opinion against the potential costs and liabilities which may be incurred by it relating thereto.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02                             Notice of Defaults.

If a default occurs hereunder with respect to Notes of any series, the Trustee shall give the Holders of Notes of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that, in the case of any default of the character specified in Section 6.01(3) with respect to Notes of such series, no such notice to Holders shall be given until at least thirty (30) days after the Trustee receives written notice of the occurrence thereof. For the purpose of this Section 7.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

Section 7.03                             Certain Rights of Trustee.

Subject to the provisions of Section 7.01:

(a)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)                                     in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)                                    the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default or Event of Default, as the case may be, is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and in the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default;

(k)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l)                                     the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.04                             Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes.

Section 7.05                             May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.08 and Section 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 7.06                             Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 7.07                             Compensation and Reimbursement.

The Company agrees:

(a)                                 to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)                                  to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(5) or Section 6.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 7.07 shall survive the termination of this Indenture.

Section 7.08                             Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series or a trustee under the indentures for the Company’s other series of notes issued and outstanding from time to time.

Section 7.09                             Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each series, which may be Trustee hereunder for Notes of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes of any series shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE 7.

Section 7.10                             Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this ARTICLE 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may at the Company’s expense petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Trustee may be removed at any time with respect to the Notes of any series upon thirty (30) days’ prior written notice by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Company.

If at any time:

(a)                                 the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six (6) months;

(b)                                 the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(c)                                  the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 7.11. If, within ninety (90) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.11, the Trustee being removed, at the Company’s expense, or any Holder who has been a bona fide Holder of a Note of such series for at least six (6) months may, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 12.02. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office of the Trustee.

Section 7.11                             Acceptance of Appointment by Successor Trustee.

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; provided, however, that, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this ARTICLE 7.

Section 7.12                             Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such corporation shall be otherwise qualified and eligible under this ARTICLE 7. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13                             Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 7.14                             Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section 7.14.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 12.02 to all Holders of Notes of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor Authenticating Agent hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

If an appointment with respect to one or more series is made pursuant to this Section 7.14, the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.,
As Trustee

Dated:	By:

As Authenticating Agent

By:

Authorized Signatory

Section 7.15                             Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date the Officer of the Company set forth in Section 12.02 actually receives such application, unless such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.16                             Reports by Trustee.

(a)                                 The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after May 15 of each year, commencing on May 15 after the Issue Date, deliver to Holders a brief report, dated as of such May 15 of such year, which complies with the provisions of Section 313(a) of the Trust Indenture Act.

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which Notes of any series are listed, if any, with the SEC and with the Company. The Company will notify the Trustee when Notes of any series are listed on any stock exchange or of any delisting thereof.

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 8.02 or Section 8.03 applied to any series of Notes upon compliance with the conditions set forth below in this ARTICLE 8. Any such election shall be evidenced by a Board Resolution.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Company’s exercise of its option to defease and discharge indebtedness with respect to the Notes of any series, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 8.02 on and after the date the conditions set forth in Section 8.04 are satisfied (“Defeasance”). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the written request and expense of the Company, shall execute proper instruments, prepared by the Company in form reasonably satisfactory to the Trustee, acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.04 and as more fully set forth in Section 8.04, payments in respect of the principal of, and any premium and interest on, such Notes when payments are due; (2) the Company’s obligations with respect to such Notes under Section 2.05, Section 2.06, Section 2.07, Section 4.02 and Section 4.03; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (4) this ARTICLE 8. Subject to compliance with this ARTICLE 8, the Company may exercise its option to have this Section 8.02 applied to any Notes notwithstanding the prior exercise of its option to have Section 8.03 applied to such Notes.

Section 8.03                             Covenant Defeasance.

Upon the Company’s exercise of its option to defease certain restrictive covenants in this Indenture with respect to the Notes of any series, (1) the Company shall be released from its obligations under Section 5.01(3), Section 4.06 through Section 4.09, inclusive, and Section 4.11, (2) the Subsidiary Guarantor shall be released from the Subsidiary Guarantee provided pursuant to Article 10 and (3) the occurrence of any event specified in Section 6.01(3) (with respect to any of Section 5.01(3), Section 4.06 through Section 4.09, inclusive, Section 4.11 and any such covenants in connection with the Subsidiary Guarantee provided pursuant to Article 10), Section 6.01(4) and Section 6.01(7) shall be deemed not to be or result in an Event of Default, in each case, with respect to such Notes as provided in this Section 8.03 on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.01(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04                             Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the exercise of either the Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)                                 the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 7.09 and agrees to comply with the provisions of this ARTICLE 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Notes, (A) money in an amount, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one (1) day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, and any premium and interest on, such Notes on the respective Stated Maturities, in accordance with the terms of this Indenture and such Notes. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in the case of either clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt;

(2)                                 in the event of an election to have Section 8.02 apply to any Notes or any series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in the case of either clause (A) or (B) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur;

(3)                                 in the event of an election to have Section 8.03 apply to any Notes or any series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(4)                                 the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Notes nor any other Notes of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

(5)                                 no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 6.01(5) and Section 6.01(6), at any time on or prior to the ninetieth (90th) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such ninetieth (90th) day);

(6)                                 such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of the Trust Indenture Act);

(7)                                 such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(8)                                 such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder; and

(9)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 4.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 8.05 and Section 8.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 8.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through the Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this ARTICLE 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 8.04 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or the Covenant Defeasance, as the case may be, with respect to such Notes.

Section 8.06                             Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this ARTICLE 8 with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 8.02 or Section 8.03 shall be revived and reinstated as though no deposit had occurred pursuant to this ARTICLE 8 with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.05 with respect to such Notes in accordance with this ARTICLE 8; provided, however, that, if the Company makes any payment of principal of, or any premium or interest on, any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01                             Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

(2)                                 to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(3)                                 to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such additional Events of Default are to be for the benefit of less than all series of Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(4)                                 to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(5)                                 to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Notes; provided that any such addition, change or elimination (A) shall neither (i) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note Outstanding;

(6)                                 to secure the Notes;

(7)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 7.11;

(8)                                 to add guarantees with respect to the Notes;

(9)                                 to comply with the provisions of any clearing agency, clearing corporation or clearing system, the Trustee or the Registrar with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes;

(10)                          to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

(11)                          to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (11) shall not adversely affect the interests of the Holders of Notes of any series in any material respect.

Section 9.02                             Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)                                 change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2)                                 reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3)                                 modify any of the provisions of this Section 9.02 or Section 6.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause (3) shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section 9.02, or the deletion of this proviso, in accordance with the requirements of Section 7.11 and Section 9.01(7).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03                             Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this ARTICLE 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04                             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this ARTICLE 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05                             Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this ARTICLE 9 shall conform to the requirements of the Trust Indenture Act.

Section 9.06                             Reference in Notes to Supplemental Indentures.

Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

ARTICLE 10

SUBSIDIARY GUARANTEE

Section 10.01                      Subsidiary Guarantee.

The Subsidiary Guarantor hereby fully and unconditionally guarantees, on an unsubordinated basis, as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at Maturity, by acceleration or otherwise, of the principal of, and interest on, the Notes and all other obligations and liabilities of the Company under this Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or the Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (collectively, “Obligations”). The Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this ARTICLE 10 notwithstanding any extension or renewal of any Obligation.

The Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The Obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them or (e) any change in the ownership of the Company.

The Subsidiary Guarantor further agrees that the Subsidiary Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

The Obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full or pursuant to Section 10.02 and Section 10.03), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever (other than payment of the Obligations in full or pursuant to Section 10.02 and Section 10.03) or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of the Subsidiary Guarantor herein shall not be (to the extent permitted by law) discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

The Subsidiary Guarantor agrees that the Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Obligations or until the Subsidiary Guarantor is released from the Subsidiary Guarantee upon the merger or the sale of all or substantially all of the common stock of, or other ownership interests in, or assets of the Subsidiary Guarantor in compliance with Section 10.02, or upon its release from the Subsidiary Guarantee pursuant to Section 10.03. The Subsidiary Guarantor further agrees that, unless the Subsidiary Guarantee has been released pursuant to Section 10.02 or Section 10.03, the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration or otherwise, the Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) without duplication of any amounts included in the preceding clause (i), accrued and unpaid interest (including any Additional Interest), if any, on such Obligations then due and owing (but only to the extent not prohibited by law).

The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of the Subsidiary Guarantee.

The Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 10.01.

Section 10.02                      Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation or Sale of All or Substantially All Assets of the Subsidiary Guarantor; Termination on Conversion.

(a)                                 The Obligations of the Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor (including, without limitation, any guarantees of other indebtedness of the Company), result in the Obligations of the Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)                                 Subject to Section 5.01, the Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its assets to any Person (including, without limitation, the Company) without limitation. Notwithstanding the foregoing, the Subsidiary Guarantor shall not merge or consolidate with any Affiliate of the Company, or sell or otherwise dispose of all or substantially all of the Subsidiary Guarantor’s assets, in one transaction or a series of related transactions, to any Affiliate of the Company, unless:

(1)                                 the Person formed by or surviving any such consolidation or merger (if not the Company or the Subsidiary Guarantor) or to whom such sale is made (if not the Company) (i) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the Obligations of the Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; and

(2)                                 the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel addressed to the Trustee stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.

The preceding clauses (1) and (2) shall not apply to any merger or consolidation of the Subsidiary Guarantor with the Company or with any Person other than an Affiliate of the Company, or to any sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor, in one transaction or a series of related transactions, to the Company or to any Person other than an Affiliate of the Company.

The Subsidiary Guarantor will be deemed released from all of its Obligations under this Indenture and the Subsidiary Guarantee, and the Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Notes, upon the sale or other disposition of a majority of the total voting power of the capital stock of or other ownership interests in the Subsidiary Guarantor entitled to vote generally in the election of directors (by merger, consolidation, the sale or other disposition of the capital stock of or other ownership interests in the Subsidiary Guarantor, or otherwise), in one transaction or a series of related transactions, to any Person other than the Company or an Affiliate of the Company.

The Subsidiary Guarantor will be deemed released from all of its Obligations under this Indenture and the Subsidiary Guarantee, and the Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Notes, upon the sale or other disposition of all or substantially all of its assets to any Person other than the Company or an Affiliate of the Company.

(c)                                  The Subsidiary Guarantor will be deemed released from all of its Obligations under this Indenture and the Subsidiary Guarantee, and the Subsidiary Guarantee will terminate, upon the satisfaction and discharge of this Indenture pursuant to ARTICLE 11. At the request of the Company, the Trustee shall execute and deliver any documents, instructions or instruments evidencing the consent of the Holders to any release in accordance with this ARTICLE 10.

Section 10.03                      Release of the Subsidiary Guarantee.

The Subsidiary Guarantor will be deemed released from all of its Obligations under this Indenture and the Subsidiary Guarantee, and the Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Notes, upon such time as the Subsidiary Guarantor ceases to guarantee the indebtedness of the Company other than indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of the Company that is guaranteed by the Subsidiary Guarantor and that also provides that the guarantee of the Subsidiary Guarantor under such indebtedness shall be released and relieved upon such time as the Subsidiary Guarantor ceases to guarantee any of the Company’s indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness hereunder). Accordingly, if the lenders under the Company’s indebtedness in excess of $75,000,000 in the aggregate that is guaranteed by the Subsidiary Guarantor agree to release the Subsidiary Guarantor from its guarantee of such indebtedness in excess of $75,000,000 in the aggregate, or the Company’s indebtedness in excess of $75,000,000 in the aggregate that is guaranteed by the Subsidiary Guarantor is repaid in full, the Subsidiary Guarantor will be deemed released from all of its Obligations under this Indenture and the Subsidiary Guarantee, and the Subsidiary Guarantee will terminate, without any action required on the part of the Trustee or any Holder of the Notes.

Section 10.04                      Waiver of Subrogation.

Notwithstanding any payment or payments made by the Subsidiary Guarantor hereunder, the Subsidiary Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Subsidiary Guarantor, and shall, forthwith upon receipt by the Subsidiary Guarantor, be turned over to the Trustee in the exact form received by the Subsidiary Guarantor (duly endorsed by the Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations. Upon the payment in full of the Obligations, the Subsidiary Guarantor will be subrogated to all rights of Holders of Notes against the Company in respect of any amount paid by the Subsidiary Guarantor pursuant to the Subsidiary Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01                      Satisfaction and Discharge.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)                                 either:

(1)                                 all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee for cancellation; or

(2)                                 all such Notes not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable,

(ii)                                  will become due and payable at their Stated Maturity within one (1) year, or

(iii)                               are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clauses (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 7.14 and, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(1)(ii), the obligations of the Trustee under Section 11.02 and the last paragraph of Section 4.03 shall survive.

Section 11.02                      Application of Trust Money.

Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 12

MISCELLANEOUS

Section 12.01                      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act in respect of sections of the Trust Indenture Act that are incorporated by reference into this Indenture pursuant to Section 1.04, the duties imposed by Section 318(c) of the Trust Indenture Act shall control.

Section 12.02                      Notices.

(a)                                 Notices or communications to Holders of the Notes will be given to the addresses of such Holders as they may appear in the Note Register.

(b)                                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) on the first date of which publication is made, if by publication; (iii) five (5) calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; (iv) the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; (v) when receipt acknowledged, if sent by facsimile or electronic transmission; and (vi) if to the Trustee, upon receipt by a Responsible Officer.

If to the Company or the Subsidiary Guarantor:

Newmont Goldcorp Corporation
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111
Attention: Treasurer

Facsimile No.: (303) 837-6185

with copies to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Laura Sizemore
Facsimile No.: (212) 354-8113

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, California 90071
Attention: Corporate Trust Administration
Facsimile No.: (213) 630-6298

(c)                                  Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                                  Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), in accordance with the Applicable Procedures, if any, prescribed for the giving of such notice.

(f)                                   The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, portable document format, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from such incumbency certificate. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(g)                                  If a notice or communication is sent in the manner provided in this Section 12.02 within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03                      Communication by Holders with Other Holders.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantor, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 12.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or the Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or the Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 12.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or Section 314(a)(4) of the Trust Indenture Act) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06                      Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.07                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by, or at a meeting of, Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 12.08                      No Personal Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee or this Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation.

By its acceptance of a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.09                      Governing Law.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.10                      Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTOR, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.11                      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.12                      Successors and Assigns.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Subsidiary Guarantor in this Indenture shall bind its successors and assigns, except as otherwise provided in Section 10.03.

Section 12.13                      Benefits of Indenture.

Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 12.14                      Withholding; Offset.

The Company shall be entitled to reduce or otherwise set-off against any payments made or deemed made by the Company to Holders in respect of the Notes for any amounts the Company believes it is required to withhold by law. Any amounts withheld pursuant to this Section 12.14 shall be paid over by the Company to the appropriate taxing authority.

Section 12.15                      Holder Documentation.

Prior to or upon the occurrence of any event that results in an actual or deemed payment by the Company to Holders in respect of the Notes, the Company may request a Holder to furnish any appropriate documentation that may be required in order to determine the Company’s withholding obligations under applicable law (including, without limitation, an Internal Revenue Service Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as appropriate). Upon the receipt of any such documentation, or in the event no such documentation is provided, the Company will withhold, or cause to be withheld, to the extent required by applicable law. For the avoidance of doubt, neither the Trustee nor the Paying Agent shall have any obligation pursuant to this Section 12.15 unless, and solely to the extent, as may otherwise be required by applicable law.

Section 12.16                      Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.17                      Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

Section 12.18                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.19                      U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.20                      Payments Due on Non-Business Days.

In any case where any Interest Payment Date, Redemption Date, repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, the Redemption Date, the repurchase date or the Stated Maturity of the Notes; provided that no interest will accrue for the period from and after such Interest Payment Date, Redemption Date, repurchase date or Stated Maturity, as the case may be.

Section 12.21                      Foreign Account Tax Compliance Act.

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“Applicable Law”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE COMPANY

NEWMONT GOLDCORP CORPORATION

By:	/s/ Joshua P. Hallenbeck
	Name:	Joshua P. Hallenbeck
	Title:	Vice President, Finance and Treasurer

THE SUBSIDIARY GUARANTOR

NEWMONT USA LIMITED

By:	/s/ Joshua P. Hallenbeck
	Name:	Joshua P. Hallenbeck
	Title:	Vice President, Finance and Treasurer

[Signature Page to Indenture]

THE TRUSTEE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:	/s/ Karen Yu
	Name:	Karen Yu
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1                                    Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings ascribed to such terms in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer, exchange or transaction involving a Global Note or beneficial ownership interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case, to the extent applicable to such transfer, exchange or transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of forty (40) consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any Predecessor Note.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1                                    Form and Dating

(a) The Initial Notes shall be exchanged for the Existing Goldcorp Notes only to (i) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (ii) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case, without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, which shall be deposited with the Trustee, and registered in the name of the Depositary, or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent the aggregate principal amount of Notes as shall be specified from time to time in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.05 of the Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of the Indenture and pursuant to an Authentication Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, or a nominee of the Depositary, and (ii) shall be delivered by the Trustee to the Depositary pursuant to such Depositary’s instructions or held by the Trustee as custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian or under such Global Note, and the person in whose name a Global Note is registered may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a beneficial owner of any Global Note.

2

The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) Definitive Notes. Except as provided in Section 2.3 of this Appendix A, beneficial owners of Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2                                    Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form attached to the Transfer Restricted Note for exchange or registration of transfers and, as applicable, delivery of such Opinions of Counsel, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial ownership interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form attached to the Definitive Note for exchange or registration of transfers and, as applicable, delivery of such Opinions of Counsel, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial ownership interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new applicable Global Note in the appropriate principal amount.

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(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial ownership interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the Applicable Procedures. A transferor of a beneficial ownership interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial ownership interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial ownership interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial ownership interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial ownership interest in one Global Note to a beneficial ownership interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such beneficial ownership interest is being transferred in an amount equal to the principal amount of the beneficial ownership interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such beneficial ownership interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial ownership interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend on such Rule 144A Global Note and only upon receipt by the Trustee of a certification from the transferor in the form attached to the Rule 144A Global Note for exchange or registration of transfers and, as applicable, delivery of such Opinions of Counsel, certifications and other information as may be requested pursuant thereto.

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(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of the United States or any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial ownership interest in the Regulation S Global Note to a transferee who takes delivery of such beneficial ownership interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial ownership interest in the form provided on the Regulation S Global Note for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may be exchanged for beneficial ownership interests in an Unrestricted Global Note upon certification in the form attached to the Regulation S Global Note for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial ownership interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial ownership interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form attached to the Rule 144A Global Note) and/or upon delivery of such Opinions of Counsel, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer or exchange contemplated by the preceding clauses (iii) and (iv), the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Notes Legend”):

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION OF THIS NOTE, OR A BENEFICIAL OWNERSHIP INTEREST HEREIN, THE ACQUIRER OF THIS NOTE (I) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), (II) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, OR ANY BENEFICIAL OWNERSHIP INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (III) REPRESENTS AND WARRANTS THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES ASSETS OF (I) ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH OF CLAUSES (I), (II) AND (III), A “PLAN”), OR (B)(1) THE PURCHASE AND HOLDING OF THIS NOTE BY SUCH ACQUIRER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, (2) IF SUCH ACQUIRER OR TRANSFEREE IS A PLAN OR IS PURCHASING OR HOLDING THIS NOTE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, NONE OF THE COMPANY OR ANY OTHER PERSONS THAT PROVIDED MARKETING SERVICES IN CONNECTION WITH THIS NOTE, NOR ANY OF THEIR AFFILIATES, (X) HAS PROVIDED, AND NONE OF THEM WILL PROVIDE, ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH THE ACQUIRER OR TRANSFEREE, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF SUCH ACQUIRER OR TRANSFEREE (A “PLAN FIDUCIARY”), HAS RELIED, OR WILL RELY, AS A PRIMARY BASIS IN CONNECTION WITH ITS DECISION TO INVEST IN THIS NOTE, OR (Y) IS OTHERWISE ACTING, OR HAS ACTED, AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO SUCH ACQUIRER OR TRANSFEREE OR ANY PLAN FIDUCIARY IN CONNECTION WITH SUCH ACQUIRER’S OR TRANSFEREE’S ACQUISITION OF THIS NOTE AND (3) THE ACQUIRER OR TRANSFEREE AND ANY PLAN FIDUCIARY EXERCISED ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

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PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (II)(C) OR (II)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS ATTACHED TO THIS NOTE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (II)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each Definitive Note shall bear the following additional legend (the “Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND THE TRANSFER AGENT SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (the “Global Notes Legend”):

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEES AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE SIDE HEREOF.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form attached to the Definitive Note) and provides such Opinions of Counsel, certifications and other information as the Company or the Trustee may reasonably request.

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(iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes, as the case may be, shall cease to apply and the requirements that any such Initial Notes or Additional Notes, as the case may be, be issued in global form shall continue to apply.

(iv) Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial ownership interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial ownership interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for a beneficial ownership interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note by the Registrar to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate Definitive Notes and Global Notes.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.07, Section 3.07 and Section 9.06 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

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(v) In order to effect any transfer or exchange of a beneficial ownership interest in any Transfer Restricted Note for a beneficial ownership interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such beneficial ownership interest by the beneficial owner thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, any Agent Member or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any beneficial ownership interest in the Notes or with respect to the delivery to any beneficial owner, Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to any beneficial owners and Agent Members.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any beneficial ownership interest in any Note (including any transfers between or among beneficial owners or Agent Members in any Global Note) other than to require delivery of such Opinions of Counsel, certifications and other documentation or evidence as are expressly required, and to do so if and when expressly required, by the terms of the Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial ownership interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

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Section 2.3                                    Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as custodian pursuant to Section 2.1 of this Appendix A or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as the Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within ninety (90) days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, any Affiliate of the Company or the Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial ownership interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certifications and other information as may be required by the Indenture or the Company or the Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

FORM OF FACE OF NOTE

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP NO. [           ]

ISIN [         ]1

[RULE 144A][REGULATION S] GLOBAL NOTE

NEWMONT GOLDCORP CORPORATION

3.625% Notes due 2021

No. [RA-  ] [RS-  ] [U-  ]

Newmont Goldcorp Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [               ] Dollars[, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto,] on June 9, 2021.

Interest Payment Dates: June 9 and December 9

Record Dates: May 25 and November 25

1                 Rule 144A Note CUSIP: [           ]

Rule 144A Note ISIN: [           ]

Regulation S Note CUSIP: [           ]

Regulation S Note ISIN: [           ]

[CUSIP for Unrestricted Global Note: [         ]]

[ISIN for Unrestricted Global Note: [         ]]

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:                   , 20

NEWMONT GOLDCORP CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:                    , 20

[Reverse Side of Note]

3.625% Notes due 2021

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below, unless otherwise indicated.

1.             INTEREST. Newmont Goldcorp Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.625% per annum to the Stated Maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Company shall pay interest semi-annually in arrears on June 9 and December 9 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from (and including) [            ]; provided that the first Interest Payment Date shall be [            ]. The Company shall pay any Defaulted Interest in the manner set forth in the Indenture. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of the Notes at the close of business on May 25 or November 25 (whether or not a Business Day) next preceding the related Interest Payment Date. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, prior to 10:00 a.m. (local time at the Place of Payment) on or before each due date of the principal of, or any premium or interest on, the Notes segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in the Indenture. Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of, or any premium or interest on, the Notes deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act.

3.             PAYING AGENT AND REGISTRAR. The Company initially appoints The Bank of New York Mellon Trust Company, N.A. to act as Paying Agent and Registrar for the Notes. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.             INDENTURE. The Company issued the Notes under the Indenture, dated as of April 22, 2019 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, Newmont USA Limited, as guarantor (the “Subsidiary Guarantor”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Trust Indenture Act. To the extent any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture shall prevail and be controlling.

5.             SUBSIDIARY GUARANTEE. The Subsidiary Guarantor fully and unconditionally guarantees, on an unsubordinated basis, as primary obligor and not merely as surety, to each Holder and the Trustee the full and punctual payment when due, whether at Maturity, by acceleration or otherwise, of the principal of, and interest on, the Notes and all other obligations and liabilities of the Company under the Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or the Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

6.             REDEMPTION AND REPURCHASE. The Notes are subject to redemption at the Company’s option as set forth in the Indenture. If a Change of Control Repurchase Event occurs in respect of the Notes, unless all of the Notes have been called for redemption, the Company will be required to make an offer to each Holder to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

7.             DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption in accordance with the Indenture and ending at the close of business on the day of such selection, (ii) to register the transfer of or to exchange Notes so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (iii) to register the transfer of or to exchange Notes between a Record Date and the next succeeding Interest Payment Date.

8.             PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as its owner for the purpose of making payments on this Note and for all other purposes.

9.             DISCHARGE AND DEFEASANCE. Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposit with the Trustee money and/or U.S. Government Obligations sufficient to pay and discharge the principal of, and any premium and interest on, the Notes on the Stated Maturity.

10.          AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended, supplemented or otherwise modified or an Event of Default thereunder may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes as set forth in the Indenture.

11.          DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined and set forth in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the respective rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or binding obligation for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee.

13.          ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all of the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest, if any.

14.          NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS, MEMBERS, PARTNERS AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By its acceptance of this Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

15.          GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.          CUSIP AND ISIN NUMBERS. The Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Newmont Goldcorp Corporation

6363 South Fiddler’s Green Circle

Greenwood Village, Colorado 80111

Attention: Treasurer

Facsimile No.: (303) 837-6185

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Print or type assignee’s legal name)

(Print or type assignee’s address and zip code)

(Print or type assignee’s social security number or tax identification number)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $          principal amount of Notes held in (check applicable space)      book-entry or       definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial ownership interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and an aggregate principal amount equal to its beneficial ownership interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐           to the Company or a Subsidiary of the Company;

(2)                                 ☐           to the Registrar for registration in the name of the Holder without transfer;

(3)                                 ☐           pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”);

(4)                                 ☐           to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case, pursuant to and in compliance with Rule 144A;

(5)                                 ☐           pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream);

(6)                                 ☐           pursuant to Rule 144 under the Securities Act; or

(7)                                 ☐           pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such Opinions of Counsel, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned (i) represents and warrants that it (A) is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and (B) is aware that the sale to it is being made in reliance on Rule 144A and (ii) acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an authorized officer
Name:
Title:

Signature Guarantee*:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE2

The undersigned represents and warrants that either (check one box below):

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act);

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased beneficial ownership interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐                                    the undersigned is a dealer (as defined in the Securities Act) and the beneficial ownership interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

2                 Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, please check this box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the principal amount of this Note you elect to have purchased (must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof):

$                                   .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $          . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Depositary

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF FACE OF NOTE

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [           ]

ISIN [           ]3

[RULE 144A][REGULATION S] GLOBAL NOTE

NEWMONT GOLDCORP CORPORATION

3.700% Notes due 2023

No. [RA-  ] [RS-  ] [U-  ]

Newmont Goldcorp Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [               ] Dollars[, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto,] on March 15, 2023.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

3                 Rule 144A Note CUSIP: [           ]

Rule 144A Note ISIN:  [           ]

Regulation S Note CUSIP: [           ]

Regulation S Note ISIN: [           ]

[CUSIP for Unrestricted Global Note: [         ]]

[ISIN for Unrestricted Global Note: [         ]]

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:                   , 20

NEWMONT GOLDCORP CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:                    , 20

[Reverse Side of Note]

3.700% Notes due 2023

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below, unless otherwise indicated.

1.                                      INTEREST. Newmont Goldcorp Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.700% per annum to the Stated Maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from (and including) [            ]; provided that the first Interest Payment Date shall be [            ]. The Company shall pay any Defaulted Interest in the manner set forth in the Indenture. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of the Notes at the close of business on March 1 or September 1 (whether or not a Business Day) next preceding the related Interest Payment Date. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, prior to 10:00 a.m. (local time at the Place of Payment) on or before each due date of the principal of, or any premium or interest on, the Notes segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in the Indenture. Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of, or any premium or interest on, the Notes deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act.

3.                                      PAYING AGENT AND REGISTRAR. The Company initially appoints The Bank of New York Mellon Trust Company, N.A. to act as Paying Agent and Registrar for the Notes. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.                                      INDENTURE. The Company issued the Notes under the Indenture, dated as of April 22, 2019 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, Newmont USA Limited, as guarantor (the “Subsidiary Guarantor”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Trust Indenture Act. To the extent any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture shall prevail and be controlling.

5.                                      SUBSIDIARY GUARANTEE. The Subsidiary Guarantor fully and unconditionally guarantees, on an unsubordinated basis, as primary obligor and not merely as surety, to each Holder and the Trustee the full and punctual payment when due, whether at Maturity, by acceleration or otherwise, of the principal of, and interest on, the Notes and all other obligations and liabilities of the Company under the Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or the Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

6.                                      REDEMPTION AND REPURCHASE. The Notes are subject to redemption at the Company’s option as set forth in the Indenture. If a Change of Control Repurchase Event occurs in respect of the Notes, unless all of the Notes have been called for redemption, the Company will be required to make an offer to each Holder to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

7.                                      DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption in accordance with the Indenture and ending at the close of business on the day of such selection, (ii) to register the transfer of or to exchange Notes so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (iii) to register the transfer of or to exchange Notes between a Record Date and the next succeeding Interest Payment Date.

8.                                      PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as its owner for the purpose of making payments on this Note and for all other purposes.

9.                                      DISCHARGE AND DEFEASANCE. Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposit with the Trustee money and/or U.S. Government Obligations sufficient to pay and discharge the principal of, and any premium and interest on, the Notes on the Stated Maturity.

10.                               AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended, supplemented or otherwise modified or an Event of Default thereunder may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes as set forth in the Indenture.

11.                               DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined and set forth in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the respective rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.                               AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or binding obligation for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee.

13.                               ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all of the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest, if any.

14.                               NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS, MEMBERS, PARTNERS AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By its acceptance of this Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

15.                               GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.                               CUSIP AND ISIN NUMBERS. The Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Newmont Goldcorp Corporation
6363 South Fiddler’s Green Circle

Greenwood Village, Colorado 80111
Attention: Treasurer

Facsimile No.: (303) 837-6185

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Print or type assignee’s legal name)

(Print or type assignee’s address and zip code)

(Print or type assignee’s social security number or tax identification number)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $          principal amount of Notes held in (check applicable space)      book-entry or       definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial ownership interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and an aggregate principal amount equal to its beneficial ownership interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Company or a Subsidiary of the Company;

(2)                                 ☐                                    to the Registrar for registration in the name of the Holder without transfer;

(3)                                 ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”);

(4)                                 ☐                                    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case, pursuant to and in compliance with Rule 144A;

(5)                                 ☐                                    pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream);

(6)                                 ☐                                    pursuant to Rule 144 under the Securities Act; or

(7)                                 ☐                                    pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such Opinions of Counsel, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature
Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned (i) represents and warrants that it (A) is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and (B) is aware that the sale to it is being made in reliance on Rule 144A and (ii) acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an authorized officer
Name:
Title:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE4

The undersigned represents and warrants that either (check one box below):

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act);

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased beneficial ownership interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐                                    the undersigned is a dealer (as defined in the Securities Act) and the beneficial ownership interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

4                 Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, please check this box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the principal amount of this Note you elect to have purchased (must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof):

$                                   .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $          . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Depositary

*This schedule should be included only if the Note is issued in global form.

EXHIBIT C

FORM OF FACE OF NOTE

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [           ]

ISIN [           ]5

[RULE 144A][REGULATION S] GLOBAL NOTE

NEWMONT GOLDCORP CORPORATION

5.450% Notes due 2044

No. [RA-  ] [RS-  ] [U-  ]

Newmont Goldcorp Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [               ] Dollars[, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto,] on June 9, 2044.

Interest Payment Dates: June 9 and December 9

Record Dates: May 25 and November 25

5                 Rule 144A Note CUSIP: [           ]

Rule 144A Note ISIN:  [           ]

Regulation S Note CUSIP: [           ]

Regulation S Note ISIN: [           ]

[CUSIP for Unrestricted Global Note: [         ]]

[ISIN for Unrestricted Global Note: [         ]]

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:                                   , 20

NEWMONT GOLDCORP CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:                         , 20

[Reverse Side of Note]

5.450% Notes due 2044

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below, unless otherwise indicated.

1.             INTEREST. Newmont Goldcorp Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.450% per annum to the Stated Maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Company shall pay interest semi-annually in arrears on June 9 and December 9 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from (and including) [            ]; provided that the first Interest Payment Date shall be [            ]. The Company shall pay any Defaulted Interest in the manner set forth in the Indenture. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of the Notes at the close of business on May 25 or November 25 (whether or not a Business Day) next preceding the related Interest Payment Date. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, prior to 10:00 a.m. (local time at the Place of Payment) on or before each due date of the principal of, or any premium or interest on, the Notes segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in the Indenture. Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of, or any premium or interest on, the Notes deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act.

3.             PAYING AGENT AND REGISTRAR. The Company initially appoints The Bank of New York Mellon Trust Company, N.A. to act as Paying Agent and Registrar for the Notes. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.             INDENTURE. The Company issued the Notes under the Indenture, dated as of April 22, 2019 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, Newmont USA Limited, as guarantor (the “Subsidiary Guarantor”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Trust Indenture Act. To the extent any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture shall prevail and be controlling.

5.             SUBSIDIARY GUARANTEE. The Subsidiary Guarantor fully and unconditionally guarantees, on an unsubordinated basis, as primary obligor and not merely as surety, to each Holder and the Trustee the full and punctual payment when due, whether at Maturity, by acceleration or otherwise, of the principal of, and interest on, the Notes and all other obligations and liabilities of the Company under the Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or the Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

6.             REDEMPTION AND REPURCHASE. The Notes are subject to redemption at the Company’s option as set forth in the Indenture. If a Change of Control Repurchase Event occurs in respect of the Notes, unless all of the Notes have been called for redemption, the Company will be required to make an offer to each Holder to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

7.             DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption in accordance with the Indenture and ending at the close of business on the day of such selection, (ii) to register the transfer of or to exchange Notes so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (iii) to register the transfer of or to exchange Notes between a Record Date and the next succeeding Interest Payment Date.

8.             PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as its owner for the purpose of making payments on this Note and for all other purposes.

9.             DISCHARGE AND DEFEASANCE. Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposit with the Trustee money and/or U.S. Government Obligations sufficient to pay and discharge the principal of, and any premium and interest on, the Notes on the Stated Maturity.

10.          AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended, supplemented or otherwise modified or an Event of Default thereunder may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes as set forth in the Indenture.

11.          DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined and set forth in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the respective rights and obligations of the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or binding obligation for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee.

13.          ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all of the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest, if any.

14.          NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS, MEMBERS, PARTNERS AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By its acceptance of this Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

15.          GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.          CUSIP AND ISIN NUMBERS. The Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Newmont Goldcorp Corporation
6363 South Fiddler’s Green Circle

Greenwood Village, Colorado 80111
Attention: Treasurer

Facsimile No.: (303) 837-6185

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Print or type assignee’s legal name)

(Print or type assignee’s address and zip code)

(Print or type assignee’s social security number or tax identification number)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $          principal amount of Notes held in (check applicable space)        book-entry or         definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial ownership interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and an aggregate principal amount equal to its beneficial ownership interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Company or a Subsidiary of the Company;

(2)                                 ☐                                    to the Registrar for registration in the name of the Holder without transfer;

(3)                                 ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”);

(4)                                 ☐                                    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case, pursuant to and in compliance with Rule 144A;

(5)                                 ☐                                    pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream);

(6)                                 ☐                                    pursuant to Rule 144 under the Securities Act; or

(7)                                 ☐                                    pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such Opinions of Counsel, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned (i) represents and warrants that it (A) is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and (B) is aware that the sale to it is being made in reliance on Rule 144A and (ii) acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an authorized officer
Name:
Title:

Signature Guarantee*:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE6

The undersigned represents and warrants that either (check one box below):

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act);

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased beneficial ownership interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐                                    the undersigned is a dealer (as defined in the Securities Act) and the beneficial ownership interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

6                 Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, please check this box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the principal amount of this Note you elect to have purchased (must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof):

$                                                           .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Depositary

*This schedule should be included only if the Note is issued in global form.